EXHIBIT 31.2

SECTION 302 CERTIFICATION PURSUANT TO
RULE 13a-14 AND 15d-14 UNDER
THE SECURITIES ACT OF 1934, AS AMENDED

I, Brett H. Kaufman, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of Ladenburg Thalmann Financial Services Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:	April 30, 2014	By:	/s/ Brett H. Kaufman
Brett H. Kaufman
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)